UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,		V6C 2X8
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of New Form of Performance Restricted Unit Award Agreement

On January 27, 2020, each of the Board of Directors (the “Board”) of City Office REIT, Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) approved a new form of performance-based restricted unit award agreement (the “Performance RSU Award Agreement”) that will be used to grant performance-based restricted stock unit awards (“Performance RSU Awards”) pursuant to the Company’s Equity Incentive Plan, as amended (the “Plan”). The Performance RSU Awards are based upon the total stockholder return (“TSR”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), over a three-year measurement period beginning January 1, 2020 and ending on December 31, 2022 (the “Measurement Period”) relative to the TSR of the companies in the SNL US REIT Office Index as of January 2, 2020 (the “2020 RSU Peer Group”). The payouts under the Performance RSU Awards are evaluated on a sliding scale as follows: TSR below the 30th percentile of the 2020 RSU Peer Group would result in a 50% payout; TSR at the 50th percentile of the 2020 RSU Peer Group would result in a 100% payout; and TSR at or above the 75th percentile of the 2020 RSU Peer Group would result in a 150% payout. Payouts are mathematically interpolated between these stated percentile targets, subject to the 150% maximum.

Subject to the terms of any applicable employment agreement, payouts of the Performance RSU Awards will vest, if at all, upon the completion of the Measurement Period, provided that the awardee remains continuously employed with the Company through the end of the applicable Measurement Period, except in certain cases of Changes of Control or a Covered Termination (as defined in the Performance RSU Award Agreement). Unless otherwise set forth in an awardee’s employment agreement, if applicable, upon the occurrence of a Covered Termination the awardee will continue to hold the Performance RSU Award through the last day of the Measurement Period, and the Performance RSU Award will vest and payout as of such last day, if at all, based upon the above TSR sliding scale. To the extent earned, the payouts of the Performance RSU Awards will be settled in the form of shares of Common Stock, pursuant to the Plan, or if approved by the Compensation Committee, in cash of equivalent value. Performance RSU Awards do not entitle the recipient the rights of a holder of Common Stock until shares are issued in settlement of the vested Performance RSU Awards. The Compensation Committee retains the discretion to remove or make adjustments to performance goals and vesting conditions under the Performance RSU Awards.

Upon satisfaction of the vesting conditions, dividend equivalents in an amount equal to all regular and special dividends declared with respect to the Common Stock during each annual measurement period during the Measurement Period are determined and paid on a cumulative, reinvested basis over the term of the applicable Performance RSU Award, at the time such award vests and based on the number of shares of Common Stock that are earned. For example, if at the time of vesting TSR of the Common Stock is at the 50th percentile of the 2020 RSU Peer Group, the payout of 100% of the Performance RSU Award would include dividend equivalents on all of the shares Common Stock paid out on a reinvested basis over the Measurement Period. Dividend equivalents are not paid on Performance RSU Awards prior to full vesting.

The foregoing description of the form of Performance RSU Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Performance RSU Award Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Approval of Restricted Stock Unit Awards and Performance RSU Awards

On January 27, 2020, the Board and the Compensation Committee approved grants of restricted stock unit awards (“RSU Awards”) and Performance RSU Awards to its executive officers as listed below. The RSU Awards and Performance RSU Awards were made pursuant to the existing form of restricted stock unit award agreement (“RSU Award Agreement”) and form of Performance RSU Award Agreement, as applicable, between the Company and each of its executive officers. The Performance RSU Awards are subject to the terms and conditions described above.

The RSU Awards are subject to vesting over a three-year period. Restricted stock units granted pursuant to the RSU Award Agreements vest in three equal installments on each of the first three anniversaries of the grant date and shall vest in full upon the termination of employment without Cause (as defined in the applicable RSU Award Agreement). If earned, the RSU Awards will be settled in the form of shares of Common Stock, pursuant to the Plan, or if approved by the Compensation Committee, in cash of equivalent value. RSU Awards do not entitle the recipient the rights of a holder of Common Stock until shares are issued in settlement of the vested units. As dividends are paid on the shares of Common Stock, additional RSU Awards will be issued covering that number of shares of Common Stock with a value equivalent to the total dividends that would be paid on the number of shares of Common Stock underlying the RSU Awards. Dividend equivalents are not paid on RSU Awards prior to full vesting.

The following table sets forth the executive officers who received RSU Awards and Performance RSU Awards on January 27, 2020:

Recipient	Number of RSU Awards Awarded Pursuant to RSU Award Agreements	Number of Performance RSU Awards Awarded Pursuant to Performance RSU Award Agreements
James Farrar — Chief Executive Officer	40,000	40,000
Gregory Tylee — President and Chief Operating Officer	40,000	40,000
Anthony Maretic — Chief Financial Officer, Secretary and Treasurer	17,500	17,500

The foregoing description of the form of RSU Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of RSU Award Agreement that is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Performance Restricted Stock Unit Award Agreement.* †

10.2	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on March 9, 2016).*

†	Filed herewith.
*	Compensatory Plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: January 28, 2020	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer